UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2006

RCN Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16805	22-3498533
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

196 Van Buren Street
Herndon, VA 20170
(Address of principal executive offices, including zip code)

(703) 434-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K fling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Principal Officer.

On April 3, 2006, RCN Corporation appointed Benjamin R. Preston as Senior Vice President, General Counsel, and Secretary. On April 5, 2004, RCN issued a press release announcing such appointment, a copy of which is filed as Exhibit 99.1 to this Form 8-K and incorporated into this Item 5.02 by reference. On March 14, 2006, RCN entered into an offer letter with Mr. Preston (the “Employment Letter”), which provides for an annual base salary of $200,000, an annual incentive bonus and an option to purchase 80,000 shares of RCN common stock (which vest and become exercisable ratably on each of the first three anniversaries of the grant date and have an exercise price of the fair market value of a share of RCN common stock on the grant date). In addition, the Employment Letter provides for, among other things, payments upon termination for any reason other than “Just Cause” (as defined in the Employment Letter) as well as payments for involuntary termination for any reason other than “Just Cause” within one year after a Change of Control (as defined in the 2005 Stock Compensation Plan). The Employment Letter also contains customary confidentiality, non-competition and non-solicitation provisions. This summary of the Employment Letter is qualified in its entirety by the full text of the Employment Letter, a copy of which is filed as Exhibit 99.2 to this Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	RCN Corporation Press Release dated April 5, 2006.
99.2	Employment Letter by and between RCN Corporation and Benjamin R. Preston dated March 14, 2006.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION

By:
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

Date: April 5, 2006

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Exhibit Index

Exhibit Number	Description
99.1	RCN Corporation Press Release dated April 5, 2006.
99.2	Employment Letter by and between RCN Corporation and Benjamin R. Preston dated March 14, 2006.